EXHIBIT 11

                         BARRETT BUSINESS SERVICES, INC.
                        STATEMENT OF CALCULATION OF BASIC
                      AND DILUTED COMMON SHARES OUTSTANDING


                                                                             Three Months
                                                                                Ended
                                                                          September 30, 2000
                                                                          -------------------

Weighted average number of basic shares outstanding                             7,236,441

Stock option plan shares to be issued at prices ranging from $2.10 to $17.94
 per share                                                                      1,018,549

Less:  Assumed purchase at average market price during the period using proceeds received upon exercise of options and purchase of stock,
       and using tax benefits of compensation due to premature dispositions      (979,308)
                                                                          -----------------

Weighted average number of diluted shares outstanding                           7,275,682
                                                                          =================